Certified
Public
Accountants

Rothstein, Kass & Company, P.C.
4 Becker Farm Road
Roseland, NJ 07068
tel 973.994.6666
fax 973.994.0337
www.rkco.com

Beverly Hills
Dallas
Denver
Grand Cayman
Irvine
New York
Roseland
San Francisco
Walnut Creek

Rothstein Kass

May 14, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re: Global Resource Corporation (Commission File No. 00050944)

Commissioners:

We have read Global Resource Corporation's statements included under Item 4.01 of its Form 8-K filed on May 14, 2010 and we agree with such statements concerning our firm.

Yours Truly,

/s/ Rothstein, Kass & Company, P.C

.

Rothstein, Kass & Company, P.C.